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                         PROMISSORY NOTE
                         AND AGREEMENT


$300,000,000                                       March 17, 1999


     For value received, American Airlines, Inc., a Delaware corporation ("American"), hereby promises to pay to The SABRE Group Holdings, Inc., a Delaware corporation ("Holdings"), the sum of Three Hundred Million Dollars ($300,000,000), or such lesser amount as may be outstanding pursuant hereto, with interest on the unpaid balance of such principal sum at the Interest Rate (as hereinafter defined).

     Section 1. Definitions. The following terms, as used herein, shall have the following meanings:

          (1) "Advances" means the two advances to be made by Holdings hereunder as described in Section 3 hereof. "Advance" has a corresponding meaning.

          (2) "American" has the meaning set forth in the introductory paragraph.

          (3)  "American Risk Component" has the meaning set forth in
Section 7(a) hereof.

          (4)  "AMR" has the meaning set forth in Section 2 hereof.

          (5) "Bloomberg" has the meaning set forth in Section 7(a) hereof.

          (6) "Business Day" means any day other than a Saturday, Sunday or a day on which banks located in New York, New York are required or permitted to be closed.

          (7) "Credit Agreement" has the meaning set forth in Section 2 hereof.

          (8) "Equipment Trust Certificate" means equipment pass through certificates or equipment trust certificates issued by American as to which an opinion of counsel shall have been delivered to the effect that the benefits of Section 1110 of the United States
Bankruptcy Code, as amended, or any successor statute are or should be available.

          (9) "Holdings" has the meaning set forth in the introductory paragraph.

          (10) "Interest Period" means each calendar month during the term hereof during which principal of this Note is outstanding and any portion of a calendar month during such period.

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          (11) "Interest Rate" has the meaning set forth in Section 7 hereof.

          (12) "Market Rates" has the meaning set forth in Section 7(a) hereof.

          (13) "Moody's" means Moody's Investors Services, Inc.

          (14) "Note" means this Promissory Note.

          (15) "Rating Agencies" means Moody's and S&P, and any successors thereto that are nationally recognized rating agencies, and if no such service nor any successor thereto shall remain in the business of rating debt obligations, a nationally recognized rating agency in the United States of American mutually satisfactory to American and Holdings.

          (16) "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          (17) "TSG" has the meaning set forth in Section 2 hereof.

          (18) "TSG Excess Cash" means the aggregate amount of cash held by TSG for itself and its wholly-owned subsidiaries, or expected to be deposited in its cash account on such Business Day, that is not needed to meet the daily cash requirements (including any amounts TSG's lenders require it to maintain on deposit) of TSG and its wholly-owned subsidiaries.

     Section 2. Termination of TSG Obligations Under the Credit Agreement. American, AMR Corporation, a Delaware corporation ("AMR"), The SABRE Group, Inc., a Delaware corporation ("TSG"), and Holdings are parties to that certain Credit Agreement, dated as of July 1, 1996 (the "Credit Agreement"). American, AMR, TSG and Holdings hereby agree that all obligations of TSG pursuant to Section 2.02 of the Credit Agreement, including, without limitation, TSG's obligation to make any TSG Advance (as defined in the Credit Agreement), are hereby terminated. Except as expressly amended by the foregoing sentence, American, AMR, TSG and Holdings hereby affirm the terms of the Credit Agreement as their legal and binding obligations.

     Section 3. Advance. On or before 11:00 a.m. (New York, New York time) on (a) March 17, 1999, or such other day as American and Holdings shall agree, Holdings shall advance to American the sum of Two Hundred Million Dollars ($200,000,000), and (b) March 29, 1999, or such other day as American and Holdings shall agree, Holdings shall advance to American the sum of One Hundred Million Dollars ($100,000,000). American may request a lesser amount under each Advance by a written notice to Holdings given in the manner set forth herein. Holdings shall make such Advances in U.S. dollars by wire transfer of immediately available funds to American's account at The Chase Manhattan Bank, N.A. (New York, New York) (ABA No. 021000021), American Airlines, Inc. Account No. 910-1-019884, or such other account as American may designate in writing to Holdings.

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     Section 4.     Liquidation Cost Reimbursement.  American
agrees to reimburse Holdings for any losses equal to or in excess of $10,000 that Holdings incurs in liquidating investments in order to fund the Advances if it is reasonably necessary for Holdings to liquidate such investments in order to fund the Advances.

     Section 5. Payment and Prepayment. The principal balance of this Note shall be due and payable on June 30, 1999. Interest on this Note accrued during each Interest Period but unpaid shall be due and payable on the sixth Business Day after the last day of such Interest Period (whether or not the principal on which such interest accrued was paid or prepaid during such Interest Period). American may prepay the principal of this Note at any time and from time to time, in whole or in part, without premium or penalty, upon one Business Day prior notice to Holdings. American shall be required to pay accrued interest on this Note through the date of any such prepayment in arrears on the sixth Business Day after the last day of the Interest Period in which such prepayment occurs as provided above. All payments and prepayments by American hereunder shall be made in U.S. dollars by wire transfer of immediately available funds to Holdings' account at The Chase Manhattan Bank, N.A. (New York, New York)(ABA No. 021000021), The SABRE Group Holdings, Inc. Account No. 910-2-763654, or such other account as Holdings may designate in writing to American. Any payment made on a day other than a Business Day, or made after 1:00 p.m. (New York, New York time) on a Business Day, shall be deemed to have been made on the next succeeding Business Day.

     Section 6. Holdings' Call Right. Holdings may require American to prepay the principal amount of this Note at any time upon ten Business Days' prior written notice given as provided in
Section 16. Such notice shall state the day upon which American shall be required to prepay the principal amount of this Note, which day shall be at least ten Business Days after receipt of such notice by American. Interest on this Note through the date of any such prepayment will be paid on the sixth Business Day after the last day of the Interest Period in which such prepayment occurs as set forth in Section 5 above.

     Section 7. Interest. Interest shall accrue on the principal sum from time to time outstanding hereunder at the Interest Rate. The interest rate per annum for any Interest Period shall equal the sum of the rates determined in subsections 7(a) and 7(b) below (the "Interest Rate"):

     (a) An interest component to cover the incremental credit risk assumed by Holdings in loaning money to American (the "American Risk Component") equal to the difference between the fair market sector curve rates (the "Market Rates") for industrial securities with three month maturities as set forth in Bloomberg's Financial Services ("Bloomberg") (if Bloomberg does not publish a list of fair market sector curve rates, the fair market sector curve rates set by the successor to Bloomberg shall apply; and if no such successor sets fair market sector curve rates, such rates set by a nationally recognized entity (mutually satisfactory to American and Holdings) that sets fair market sector curve rates in the United States of America shall apply) at the end of the Interest Period

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     (i) for securities with an S&P credit rating of "A" and (ii)
for securities with the credit rating assigned to American's senior unsecured long term debt at the end of the Interest Period by both Rating Agencies (if no such long term debt of American is rated by the Rating Agencies, the Rating Agency credit ratings shall be deemed to be one level below the credit ratings assigned to the most recent issue of American's Equipment Trust Certificates at the end of the Interest Period by both Rating Agencies). The calculations required to be made under this subsection shall be subject to the provisions of subsection (c) of this Section 7.

     (b) An interest component representing TSG's cost of funds calculated to equal the average investment return on funds TSG has invested in the investment accounts in which it invests TSG Excess Cash and any funds needed to meet TSG's daily cash requirements (including amounts that TSG's lenders require it to maintain on deposit) during the Interest Period.

     (c) If in any case the Rating Agency credit ratings are not the same, then the higher of the two credit ratings will apply unless there is more than one level of difference between the credit ratings (one level of difference is equal to the difference between BBB and BBB- for S&P or Baa1 and Baa2 for Moody's, for example), in which case the credit rating will be deemed to be the average of the credit ratings (rounded down in the event the average falls between two levels). If only one Rating Agency rates such securities, then the rating applied by that Rating Agency shall be used.

     (d) No later than five Business Days after the last day of each Interest Period, American shall provide Holdings, and Holdings shall confirm, the Interest Rate for such Interest Period and the calculation of interest accrued during such Interest Period but unpaid. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

     Section 8. Usury Savings Clause. All agreements between the parties, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Holdings shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to American. All interest paid or agreed to be paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Note, the indicated rate ceiling specified in such article is the applicable ceiling; provided that;

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     if any applicable law permits greater interest, the law
permitting the greatest interest shall apply.

     Section 9. Limitation of Liability. Neither party shall have any liability under this Note (including any liability for its own negligence) for damages, losses or expenses (including expenses or higher interest rates incurred in order to obtain alternative financing sources) suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. The provisions of this
Section 9 shall survive any termination of this Note.

     Section 10. Term. The term of this Note shall commence on the date hereof and shall continue until all sums due and owing hereunder have been paid in full.

     Section 11. Dispute Resolution. All disputes under this Note shall be resolved in the manner provided in Article 16 of that certain Management Services Agreement, effective on July 1, 1996, between American and TSG, as it may be amended from time to time, as if each of American and Holdings were party to such agreement. If a dispute arises after June 30, 1999, such dispute resolution procedures shall continue to apply regardless of the status of the Management Services Agreement.

     Section 12. Assignment. Neither party hereto may assign this Note, or its rights or obligations hereunder, without the prior written consent of the other party.

     Section 13. Amendment. This Note may not be amended except by a written instrument executed by both parties hereto.

     Section 14. Waivers. Either party hereto may (a) extend the time for performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party contained herein. No waiver of any term of this Note shall be construed as a waiver of the same term in any other situation or a waiver of any other term of this Note. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.
     Section 15. Severability. If any provision of this Note is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Note shall nevertheless remain in full force and effect.

     Section 16.    Notices.  All notices and other
communications required or permitted hereunder to be given to or made upon any party shall be in writing, shall be addressed as provided below and shall be considered properly given and received: (a) when delivered, if delivered in person;

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     (b) one Business Day after dispatch, if dispatched by a
recognized express delivery service which provides signed acknowledgments of receipt; (c) three Business Days after deposit in the U.S. mail, if sent be certified or registered first class mail, postage prepaid, return receipt requested; or (d) upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received, if transmitted by facsimile. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice to any other location by giving at least three Business Days' prior written notice to the other party in the manner set forth above.

     If to American:     American Airlines, Inc.
                         4333 Amon Carter Boulevard
                         Mail Drop 5501
                         Fort Worth, Texas  76155
                         Attention: Managing Director of Financial
                           Planning
                         Telecopier: (817) 967-1184

     If to Holdings:     The SABRE Group Holdings, Inc.
                         4255 Amon Carter Boulevard
                         Mail Drop 4224
                         Fort Worth, Texas 76155
                         Attention: Corporate Finance Manager
                         Telecopier: (817) 967-4911

     Section 17. Headings. Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

     Section 18. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of Texas, without giving effect to the principles of conflict of laws of such State.

     Section 19. Counterparts. This Note may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, American and Holdings, and, solely with regard to Section 2 hereof, AMR and TSG, have caused this Note to be executed as of the date first above written.

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                              AMERICAN AIRLINES, INC.


                              By:   /s/ Jeffrey C. Campbell
                              Its:  Vice President-Corporate
                                    Development and Treasurer



                              THE SABRE GROUP HOLDINGS, INC.


                              By:  /s/ Jeffery M. Jackson
                              Its: Chief Financial Officer and Treasurer

                              With respect to Section 2 only:

                              AMR CORPORATION


                              By:   /s/ Gerard J. Arpey
                              Its:  Senior Vice President-Finance
                                    and Planning and Chief
                                    Financial Officer


                              THE SABRE GROUP, INC.


                              By:  /s/ Jeffery M. Jackson
                              Its: Senior Vice President and Chief
                                   Financial Officer